Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in the following Registration Statements of National Oilwell Varco, Inc. and each related Prospectus of our reports dated March 2, 2006, with respect to the consolidated financial statements and schedule of National Oilwell Varco, Inc., National Oilwell Varco, Inc.’s management assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of National Oilwell Varco, Inc., included in this Annual Report (Form 10-K) for the year ended December 31, 2005.

Form	Description
S-8	National-Oilwell, Inc. Stock Award and Long Term Incentive Plan, Value Appreciation and Incentive Plan A and Value Appreciation and Incentive Plan B (No. 333-15859)

S-8	National-Oilwell Retirement and Thrift Plan (No. 333-36359)

S-8	Post Effective Amendment No. 3 to the Registration Statement on Form S-4 filed on Form S-8 pertaining to the Dreco Energy Services Ltd. Amended and Restated 1989 Employee Incentive Stock Option Plan, as amended, and Employment and Compensation Arrangements Pursuant to Private Stock Option Agreements (No. 333-21191)

S-8	Post Effective Amendment No. 1 on Form S-8 to Registration Statement on Form S-4 pertaining to the IRI International Corporation Equity Incentive Plan (No. 333-36644)

S-8	National Oilwell Varco, Inc. Long-Term Incentive Plan (No. 333-123310)

S-8	National Oilwell Varco, Inc. Employee Stock Purchase Plan (No. 333-123301)

S-8	Varco International, Inc. 2003 Equity Participation Plan; Stock Option Plan for Non-Employee Directors, as amended; Varco International, Inc. 1990 Stock Option Plan; 1994 Directors’ Stock Option Plan; Varco International, Inc. 401(k)/Profit Sharing Plan (No. 333-123287)

S-8	Varco International, Inc. Deferred Compensation Plan (No. 333-123286)

S-8	National-Oilwell, Inc. Amended and Restated Stock Award and Long-Term Incentive Stock Plan (No. 333-118721)

S-4	Registration Statement on Form S-4 for the registration of shares of common stock in conjunction with the merger with Varco International, Inc. (No. 333-119071)
/s/ ERNST & YOUNG LLP
Houston, Texas
March 2, 2006

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